Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS
(a) and (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

The certification set forth below is being submitted in connection with the Annual Report on Form  20-F of AstraZeneca PLC for the year ended December 31, 2024 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Pascal Soriot, the Chief Executive Officer and Aradhana Sarin, the Chief Financial Officer of AstraZeneca PLC, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AstraZeneca PLC.
Date: February 18, 2025

By: /s/ Pascal Soriot

Name: Pascal Soriot
Title: Chief Executive Officer, AstraZeneca PLC

Date: February 18, 2025

By: /s/ Aradhana Sarin

Name: Aradhana Sarin
Title: Chief Financial Officer, AstraZeneca PLC